UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported) January 22, 2004

NeoPharm, Inc.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

33-90516	51-0327886
(Commission File Number)	(IRS Employer Identification No.)

150 Field Drive, Suite 195, Lake Forest, IL 60045
(Address of principal executive offices, including Zip Code)

Registrant’s  telephone number, including area code (847) 295-8678

(Former  name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.

On January 22, 2004, NeoPharm, Inc. (the "Company") entered into an underwriting agreement with UBS Secruities, LLC, Robert W. Baird & Co Incorporated, First Albany Capital Inc., and JMP Securities LLC (collectively, the "Underwriters"), with respect to the issue and sale by the Company, and the purchase by the Underwriters, of 3,750,000 shares of the Company's common stock, $0.0002145 par value per share, plus up to an additional 562,500 shares subject to the Underwriter's over-allotment option (the "Shares").  The public offering price will be $18.25 per share.  The offering of the shares will be made by means of a prospectus supplement dated January 22, 2004, and a base prospectus dated December 17, 2003, filed with the Securities and Exchange Commission.  On January 22, 2004 the Company issued a press release relating to the pricing of the offering of the Shares.

A copy of the underwriting agreement and the press release are attached hereto as Exhibits 1.1 and 99.1, respectively.

Item 7 (c).  Exhibits.

1.1         Underwriting Agreement, dated January 22, 2004, among the Company and the Underwriters.

99.1       Press release dated January 22, 2004.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEOPHARM, INC.

Dated: January 22, 2004	By:	/s/ Lawrence A. Kenyon
Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer) and Secretary